                                                                   EXHIBIT 4.107

                                                                  EXECUTION COPY


                                CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 17, 2004

                                      AMONG

                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                                  THE LENDERS,

                                  BANK ONE, NA,
                                    AS AGENT,

                             WELLS FARGO BANK, N.A.,
                              AS SYNDICATION AGENT,

                     BANK OF MONTREAL (D/B/A HARRIS NESBITT)
                                       AND
                              THE BANK OF NEW YORK,
                           AS CO-DOCUMENTATION AGENTS,

                                       AND

           BANC ONE CAPITAL MARKETS, INC. AND WELLS FARGO BANK, N.A.,
                      AS CO-LEAD ARRANGERS AND BOOK RUNNERS

                                CREDIT AGREEMENT

         This Agreement, dated as of February 17, 2004, is among Southwestern Public Service Company, the Lenders, Wells Fargo Bank, N.A., as Syndication Agent, Bank of Montreal (d/b/a Harris Nesbitt) and The Bank of New York, as Co-Documentation Agents and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent. The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         As used in this Agreement:

         "Accounting Practices Change" means any change in the Borrower's accounting practices that is permitted or required under the standards of the Financial Accounting Standards Board.

         "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affected Lender" is defined in Section 2.19.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all Lenders.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Margin" means, with respect to Eurodollar Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances as set forth in the Pricing Schedule.

         "Arranger" means each of Banc One Capital Markets, Inc. and Wells Fargo Bank, N.A., and their respective successors, in each case in its capacity as a Co-Lead Arranger and Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the following officers of the Borrower, acting singly: the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the Chief Operating Officer, the President, the Chief Financial Officer or any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer or Assistant Treasurer.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Borrower" means Southwestern Public Service Company, a New Mexico corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee, which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans and to participate in Letters of Credit, in an aggregate amount not exceeding the amount set forth on Schedule II hereto or as set forth in any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment Fee Rate" means, at any time, the percentage rate per annum designated as the "Commitment Fee Rate" applicable at such time as set forth in the Pricing Schedule.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take or pay contract, application for a letter of credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Extension" means the making of an Advance or the issuance of a Letter of Credit.

         "Debt to Capitalization Ratio" means the ratio of (a) Total Debt to (b) the sum of (i) Total Debt plus (ii) the sum of common stock, premium on common stock and retained earnings as shown on the Borrower's consolidated balance sheet plus, to the extent not included in stockholders' equity, Mandatorily Redeemable Stock, as determined in accordance with GAAP.

         "Default" means an event described in Article VII.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Agreement" means the Credit Agreement dated as of February 18, 2003, as amended to the date of this Agreement, among the Borrower, the lenders party thereto, and Bank One, NA, as agent for said lenders.

         "Existing LC" means letter of credit number SLT750771 issued by Issuer for the account of the Borrower in favor of Southwest Power Pool.

         "Facility Termination Date" means February 15, 2005 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Final Maturity Date" means February 15, 2005.

         "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "GAAP" means generally accepted accounting principles as in effect from time to time applied on a basis consistent with the accounting principles applied in the financial statements of the Borrower referred to in Section 5.4, except for changes concurred in by Borrower's independent public accountants and disclosed in Borrower's financial statements or notes thereto.

         "Indebtedness" means, with respect to any Person, all (but without duplication) of such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) direct or contingent obligations arising under letters of credit, banker's acceptances, bank guaranties and similar instruments, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property owned or acquired by such Person, (v) obligations which are evidenced by bonds, notes, drafts accepted or other instruments, (vi) Capitalized Lease Obligations,
(vii) net liabilities under Swap Contracts which constitute interest rate agreements or currency agreements and (viii) Contingent Obligations in respect of any of the foregoing.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of fourteen days or one, two or three months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day fourteen days thereafter or, in the case of an Interest Period of one, two or, three months, on the day which corresponds numerically to such date one, two or three months thereafter, provided that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business

Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person.

         "Issuer" means Bank One in its capacity as issuer of Letters of Credit hereunder.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on its administrative questionnaire or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "Letter of Credit" means an Existing LC or a letter of credit issued pursuant to Section 2.20(i).

         "Letter of Credit Application" is defined in Section 2.20(iii).

         "Letter of Credit Collateral Account" is defined in Section 2.20(xi).

         "Letter of Credit Fee" is defined in Section 2.20(iv).

         "Letter of Credit Fee Rate" means, at any time, the percentage rate per annum applicable to Letter of Credit Fees at such time as set forth in the Pricing Schedule.

         "Letter of Credit Obligations means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount of all Letters of Credit at such time plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at such time.

         "Letter of Credit Payment Date" is defined in Section 2.20(v).

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.13, any Letter of Credit and any Letter of Credit Application.

         "Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other liability of such Person, (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise,
(ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into Mandatorily Redeemable Stock.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the Lenders or the Issuer thereunder.

         "Material Indebtedness" is defined in Section 7.5.

         "Modify" and "Modification" are defined in Section 2.20(i)

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit D.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Issuer or any indemnified party arising under the Loan Documents.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease and (iii) all Synthetic Lease Obligations of such Person.

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its pro rata share of the Letter of Credit Obligations at such time.

         "Other Taxes" is defined in Section 3.5(ii).

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each March, June, September and December.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means Schedule I attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced by Bank One or by its parent, BANK ONE CORPORATION, from time to time, changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the Issuer for amounts paid by the Issuer in respect of any one or more drawings under Letters of Credit.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding more than 50% of the aggregate unpaid principal amount of the Aggregate Outstanding Credit Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and concurrently therewith lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or substantially similar property.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "SEC" means the Securities and Exchange Commission.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Significant Subsidiary" means, as of any date of determination, each Subsidiary of the Borrower that meets any of the following criteria:

                  (i) the Borrower's and its other Subsidiaries' Investments in and to such Subsidiary (and its respective Subsidiaries), as shown in the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available as of such date of determination, exceed 10% of the total consolidated assets of the Borrower and its Subsidiaries; or

                  (ii) the assets of such Subsidiary (and its respective Subsidiaries) represent more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated balance sheet referred to in clause (i) above; or

                  (iii) such Subsidiary (and its respective Subsidiaries) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the consolidated financial statements of the Borrower and its Subsidiaries for the twelve month period ending on the date of the balance sheet referred to in clause (i) above.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the most recent quarter for which financial statements are available as of the date such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the consolidated financial statements of the Borrower and its Subsidiaries for the twelve month period ending on the date of the balance sheet referred to in clause (i) above.

         "Swap Contracts" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (i) a so-called synthetic or off-balance sheet or tax retention lease or
(ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment). The amount of Synthetic Lease Obligations of any Person under any such lease or agreement shall be the amount which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP if such lease or agreement were accounted for as a Capitalized Lease.

         "Tangible Net Worth" means shareholders' equity (including preferred stock), less intangible assets included in calculating such shareholders' equity, all determined in accordance with GAAP. For purposes of the foregoing calculation, intangible assets shall include but not be limited to the value of patents, trademarks, trade names, copyrights, licenses, premiums paid on indebtedness, good will, prepaid expenses, deferred charges and treasury stock. Tangible Net Worth with respect to the Borrower shall at all times be determined with respect to the Borrower and its Subsidiaries on a consolidated basis.

         "Taxes" means any and all taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Total Debt" means all Indebtedness of the Borrower and its Subsidiaries (including Trust Preferred Securities, but excluding Mandatorily Redeemable Stock), determined on a consolidated basis in accordance with GAAP. For purposes of calculating Total Debt, obligations under interest rate swaps and similar arrangements shall be marked to market in accordance with Financial Accounting Standard 133.

         "Transferee" is defined in Section 12.4.

         "Trust Preferred Securities" means preferred stock issued by a trust, the common equities of which are owned by the Borrower.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Utilization Fee Rate" means, at any time, the percentage per annum designated as the "Utilization Fee Rate" as applicable at such time as set forth in the Pricing Schedule.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II.

                                   THE CREDITS

         2.1 Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, subject to the terms and conditions set forth in this Agreement, (a) each Lender severally agrees to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment and (b) the Issuer agrees to issue Letters of Credit for the account of the Borrower in an aggregate amount not to exceed $10,000,000 (and each Lender severally agrees to participate in each such Letter of Credit as more fully set forth in Section 2.20). Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments hereunder shall expire on the Facility Termination Date. Any repayments of Loans after the Facility Termination Date may not be reborrowed.

         2.2 Required Payments; Maturity. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full (or, in the case of any Letter of Credit, a Letter of Credit Collateral Account shall be established in accordance with Section 2.20(xi)) by the Borrower on the Final Maturity Date.

         2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.4 Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5 Commitment Fee; Utilization Fee; Reduction of Aggregate Commitment; Up-Front Fees.

                  (i) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Commitment Fee Rate on the daily unused portion of such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date.

                  (ii) The Borrower agrees to pay to the Agent for the account of each Lender a utilization fee at a per annum rate equal to the Utilization Fee Rate on its Outstanding Credit Exposure for each day on which the Aggregate Outstanding Credit Exposure exceeds 33-1/3% of the Aggregate Commitments from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date.

                  (iii) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

                  (iv) The Borrower agrees to pay to the Agent on behalf of each Lender on the date the Borrower signs this Agreement an up-front fee in the amount previously agreed upon among the Company, the Agent and such Lender.

         2.6 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.7 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances on any Business Day. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

         2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period or the date it is paid pursuant to Section 2.7, whichever is earlier, at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Final Maturity Date.

         2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the Letter of Credit Fee Rate shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the Letter of Credit Fee Rate set forth in clause (iii) above shall be applicable to all applicable Credit Extensions without any election or action on the part of the Agent or any Lender.

         2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder.

         2.13 Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Letter of Credit and the amount of Letter of Credit Obligations outstanding at any time and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

                  (iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.14 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest, utilization fees and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest accruing at the Prime Rate shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made. If any such replacement or additional Lending Installation is not incorporated under the laws of the United States or any state thereof, the relevant Lender shall comply with the provisions of Section 3.5(iv) as to such Lending Installation.

         2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19     Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided, further, that, concurrently with such replacement,
(i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under
Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

         2.20     Letters of Credit.

                  (i) Issuance. The Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit and to renew, extend, increase, decrease or otherwise modify Letters of Credit ("Modify," and each such action a "Modification") from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Letter of Credit is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $10,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Letter of Credit shall have an expiry date later than one year after the scheduled Facility Termination Date. By their execution of this Agreement, the Borrower, each Lender, the Issuer and the Agent agree that, effective as of the date of this Agreement, the Existing LC shall be a Letter of Credit under this Agreement and subject to the terms hereof.

                  (ii) Participations. On the date of this Agreement, with respect to the Existing LC, and upon the issuance of each other Letter of Credit or the Modification of any Letter of Credit in accordance with this Section 2.20, the Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Issuer, a participation in such Letter of Credit (and each Modification thereof) and the related LC Obligations in proportion to its pro rata share of the Aggregate Commitment.

                  (iii) Notice. Subject to Section 2.20(i), the Borrower shall give the Issuer notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Letter of Credit, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Letter of Credit, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Letter of Credit. The issuance or Modification by the Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the Issuer shall have no duty to ascertain), be subject to the conditions precedent that such

         Letter of Credit shall be satisfactory to the Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as the Issuer shall have reasonably requested (each a "Letter of Credit Application"). In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms of this Agreement shall control.

                  (iv) Letter of Credit Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective pro rata shares of the Aggregate Commitment, with respect to each Letter of Credit, a letter of credit fee (the "Letter of Credit Fee") at a per annum rate equal to the Letter of Credit Fee Rate in effect from time to time on the undrawn stated amount available under such Letter of Credit, such fee to be payable in arrears on each Payment Date. The Borrower shall also pay to the Issuer for its own account (x) a fronting fee in the amount agreed to by the Issuer and the Borrower from time to time, with such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Letters of Credit in accordance with the Issuer's standard schedule for such charges as in effect from time to time.

                  (v) Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the Issuer as a result of such demand and the proposed payment date (the "Letter of Credit Payment Date"). The responsibility of the Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. The Issuer shall endeavor to exercise the same care in its issuance and administration of Letters of Credit as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the Issuer, each Lender shall be unconditionally and irrevocably obligated, without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the Issuer on demand for (i) such Lender's pro rata share (determined by such Lender's pro rata share of the Aggregate Commitment) of the amount of each payment made by the Issuer under each applicable Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to
         Section 2.20(vi) below, plus (ii) interest on the foregoing amount for each day from the date of the applicable payment by the Issuer to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate or, beginning on third Business Day after demand for such amount by the Issuer, the rate applicable to Floating Rate Advances.

                  (vi) Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuer on or before the applicable Letter of Credit Payment Date for any amount to be paid by the Issuer upon any drawing under any Letter of Credit issued by the Issuer, without presentment, demand, protest or other formalities of any kind; provided that the Borrower shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Issuer in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) the Issuer's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. All such amounts paid by the Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Floating Rate Advances. The Issuer will pay to each Lender ratably in accordance with its pro rata share of the Aggregate Commitment all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit issued by the Issuer, but only to the extent such Lender has made payment to the Issuer in respect of such Letter of Credit pursuant to Section 2.20(v).

                  (vii) Obligations Absolute. The Borrower's obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuer, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuer and the Lenders that neither the Issuer nor any Lender shall be responsible for, and the Borrower's Reimbursement Obligation in respect of any Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Letter of Credit or any such transferee. The Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuer or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20(vii) or Section 2.20(viii) is intended to limit the right of the Borrower to make a claim against the Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20(vi).

                  (viii) Actions of Issuer. The Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuer. The Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Letter of Credit.

                  (ix) Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the Issuer and the Agent, and their respective directors, officers, agents and employees, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the Issuer or the Agent may incur (or which may be claimed against such Lender, the Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the Issuer issuing any Letter of Credit which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuer in determining whether a request presented under any Letter of Credit issued by the Issuer complied with the terms of such Letter of Credit or (y) the Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.20(ix) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  (x) Lenders' Indemnification. Each Lender shall, ratably in accordance with its pro rata share of the Aggregate Commitment, indemnify the Issuer, its affiliates and its directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

                  (xi) Letter of Credit Collateral Account. The Borrower agrees that, (i) during the continuance of a Default, upon the request of the Agent or the Required Lenders, or (ii) on or after the fifth Business Day preceding the Facility Termination Date and until the final expiration date of any Letter of Credit and thereafter as long as any amount is payable to the Issuer or the Lenders in respect of any Letter of Credit, it will maintain an amount equal to the stated amount of the outstanding Letters of Credit in a special collateral account pursuant to arrangements satisfactory to the Agent (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Letter of Credit Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20(xi) shall either obligate the Agent to require the Borrower to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account in each case other than as required by
         Section 8.1; provided that if one or more Letters of Credit are outstanding on the fifth Business Day preceding the Facility Termination Date, the Borrower shall deposit funds in the Letter of Credit Collateral Account in an amount equal to the stated amount of all such Letters of Credit. Such account shall at all times that a Default exists or following the fifth Business Day preceding the Facility Termination Date have a balance of not less than the stated amount of the outstanding Letters of Credit.

                  (xii) Rights as a Lender. In its capacity as a Lender, the Issuer shall have the same rights and obligations as any other Lender.

                                  ARTICLE III.

                             YIELD PROTECTION; TAXES

         3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender, any applicable Lending Installation or the Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender, any applicable Lending Installation or the Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the Issuer in respect of its Eurodollar Loans, Letters of Credit or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, any applicable Lending Installation or the Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender, any applicable Lending Installation or the Issuer of making, funding or maintaining its Eurodollar Loans or of issuing or participating in Letters of Credit or reduces any amount receivable by any Lender, any applicable Lending Installation or the Issuer in connection with its Eurodollar Loans or Letters of Credit, or requires any Lender, any applicable Lending Installation or the Issuer to make any payment calculated by reference to the amount of Eurodollar Loans or Letters of Credit held or interest received by it, by an amount deemed material by such Lender or the Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender, the applicable Lending Installation or the Issuer of making or maintaining its Eurodollar Loans, Letters of Credit or Commitment or to reduce the return received by such Lender, the applicable Lending Installation or the Issuer in connection with such Eurodollar Loans, Letters of Credit or Commitment, then, within 15 days after delivery of a written statement pursuant to Section 3.6 to the Borrower by such Lender or the Issuer, the Borrower shall pay such Lender or the Issuer such additional amount or amounts as will compensate such Lender or the Issuer for such increased cost or reduction in amount received.

         3.2 Changes in Capital Adequacy Regulations. If a Lender or the Issuer determines the amount of capital required or expected to be maintained by such Lender, the Issuer, any Lending Installation of such Lender or any corporation controlling such Lender or the Issuer is increased as a result of a Change, then, within 15 days after delivery of a written statement pursuant to
Section 3.6 to the Borrower by such Lender or the Issuer, the Borrower shall pay such Lender or the Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Letters of Credit, as the case may be, hereunder (after taking into account such Lender's or the Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, any Lending Installation or the Issuer or any corporation controlling any Lender or the Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances (on the date required by such law, rule, regulation or directive, if applicable), subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5      Taxes.

                  (i) All payments by the Borrower to or for the account of any Lender, the Issuer or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt or other documentation reasonably satisfactory to the Agent evidencing payment thereof within 30 days after such payment is made.

                  (ii) The Borrower shall pay any stamp or documentary taxes and any excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Letter of Credit Application or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note or any Letter of Credit Application ("Other Taxes").

                  (iii) The Borrower shall indemnify the Agent, each Lender and the Issuer for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, such Lender or the Issuer and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, such Lender or the Issuer makes demand therefor pursuant to Section 3.6.

                  (iv) Each Lender that is not incorporated under the laws of the United States or a state thereof and each Lender which designates a Lending Installation which is not incorporated under the laws of the United States or a state thereof (each a "Non-U.S. Lender") shall, not less than ten Business Days after the date of this Agreement or the date of an assignment to such Lender pursuant to Article XII or the date of designation of such Lending Installation, deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender shall deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless a change in treaty, law or regulation or any change in the interpretation or administration thereof by any governmental authority has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause
         (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification or gross-up under this
         Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  (vi) The amount that the Borrower shall be required to pay to any Lender pursuant to Section 3.5(i) or (ii) shall be reduced by the amount of any offsetting tax benefit which such Lender receives as a result of the Borrower's payment to the relevant authorities as reasonably determined by such Lender; provided, however, that (i) such Lender shall be the sole judge of the amount of such tax benefit and the date on which it is received, (ii) no Lender shall be obliged to disclose information regarding its tax affairs or tax computations,
         (iii) nothing herein shall interfere with a Lender's right to manage its tax affairs in whatever manner it sees fit, and (iv) if such Lender shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, the Borrower shall promptly remit to such Lender the amount certified by such Lender to be the amount necessary to restore such Lender to the position it would have been in if no payment had been made pursuant to this clause (vi).

                  (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent or the Borrower of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent or the Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Agent or the Borrower, as applicable, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent or the Borrower, as applicable, under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent or the Borrower, as applicable, which attorneys may be employees of the Agent or the Borrower, as applicable). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6 Alternate Lending Installation; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender, the Issuer and the Agent, as appropriate, shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender, the Issuer or the Agent determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender, the Issuer or the Agent shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7 ERISA Representations. Each Lender represents and warrants to the Borrower that neither the Commitment nor any part of the funds, monies, assets or other considerations to be used for the funding of any Loan or Letter of Credit issued by it shall constitute "plan assets" as defined in ERISA and that the rights, benefits and interests of the Lender under the Loan Documents will not be "plan assets" under ERISA.

                                   ARTICLE IV.

                              CONDITIONS PRECEDENT

         4.1 Initial Credit Extension. The Lenders and the Issuer shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

         (i) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (ii) Copies certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

         (iv) Evidence, in form and substance satisfactory to the Agent, that the Borrower has obtained all governmental approvals necessary for it to enter into the Loan Documents.

         (v) A certificate, signed by an Authorized Officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

         (vi) Written opinions of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit A-1 and Exhibit A-2.

         (vii) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

         (viii) Written money transfer instructions, in substantially the form of Exhibit C, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

         (ix) Evidence, in form and substance satisfactory to the Agent, of the termination of the Existing Agreement and the repayment in full of all outstanding obligations of the Borrower thereunder (it being understood that the Existing LC shall become a Letter of Credit hereunder on the date of this Agreement).

         (x) If the initial Credit Extension will be the issuance of a Letter of Credit, a properly completed Letter of Credit Application.

         (xi) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2 Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Borrowing Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         Each Borrowing Notice and each request for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1 Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2 Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings. After giving effect to each Credit Extension hereunder, the aggregate amount of all Indebtedness and borrowings of the Borrower will not exceed the maximum amount of Indebtedness and borrowings authorized by the Borrower's Board of Directors. The Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries, or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, loan or credit agreement or other material instrument, lease or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries and is in full force and effect, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except that the Borrower is required to make a notice filing with the SEC pursuant to the Public Utility Holding Company Act of 1935, as amended. The Borrower covenants that it will make the notice filing referred to in the preceding sentence within the time limit prescribed therefor and further represents that no further consent, approval, license, authorization or validation of the SEC is required in connection therewith.

         5.4 Financial Statements. The September 30, 2003 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5 Material Adverse Change. Since September 30, 2003 no event has occurred which could reasonably be expected to have a Material Adverse Effect.

         5.6 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, (i) where the failure to pay such tax, assessment, charge or claim could not reasonably be expected to result in a liability in excess of $10,000,000 or (ii) which are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended July 31, 1997. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

         5.7      Litigation and Contingent Obligations. Except as described on
Schedule 5.7 or in the Borrower's annual report on Form 10-K for the year ended December 31, 2002 and the Borrower's quarterly reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8 Subsidiaries. As of the date of this Agreement, the Borrower has no Subsidiaries.

         5.9 ERISA. No Plan will have an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) in excess of $50,000,000 as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to PBGC or the Internal Revenue Service in excess of such amount has been, or is expected by the Borrower or any other member of the Controlled Group to be, incurred with respect to any Plan that could become a liability of the Borrower.

         5.10 Accuracy of Information. The information, exhibits and reports, taken as a whole, furnished by the Borrower or any of its Subsidiaries to the Agent and the Lenders in connection with the negotiation of, or compliance with, the Loan Documents do not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13 Compliance With Laws. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

         5.14 Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and, assuming the accuracy of the representations and warranties made in Section 3.7 and in any assignment pursuant to Section 12.3, neither the execution of this Agreement nor the making of Loans hereunder gives rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

         5.15 Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, except as disclosed on Schedule 5.15, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.15, neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.16 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.17 Public Utility Holding Company Act. The Borrower is a subsidiary of Xcel Energy Inc., which is a "holding company" registered under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). The transactions contemplated by this Agreement are exempt from any requirement for SEC approval under PUHCA.

         5.18 Insurance. The Borrower and its Subsidiaries maintain a self-insurance program and maintain with financially sound and reputable insurance companies insurance on all their Property of a character usually insured by entities in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts, customarily insured against by such entities, and maintain such other insurance as is usually carried by such entities.

                                   ARTICLE VI.

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

         (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for (x) qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants and (y) references to audits for prior years having been conducted by other auditors) audit report certified by nationally recognized independent certified public accountants, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, a statement of operations, a statement of stockholder's equity and a statement of cash flows, accompanied by any management letter prepared by said accountants.

         (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, on a consolidated basis for itself and its Subsidiaries, unaudited balance sheet as at the close of each such period, a statement of operations and statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all prepared in accordance with GAAP and certified by an Authorized Officer.

         (iii) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred which could reasonably be expected to have a Material Adverse Effect, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

         (iv) Promptly upon their receipt, copies of (a) all notices received by the Borrower or any other member of the Controlled Group of PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan, and (b) all notices received by the Borrower or any other member of the Controlled Group from a Multiemployer Plan concerning the imposition or amount of withdrawal liability imposed pursuant to Section 4202 of ERISA, which withdrawal liability individually or in the aggregate exceeds $50,000,000.

         (v) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (vi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the SEC.

         (vii) Together with the annual and quarterly reports referred to in clauses (i) and (ii) above, a certificate in the form of Exhibit E, certified by an Authorized Officer.

         (viii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes and to repay outstanding Credit Extensions. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Credit Extensions to purchase or carry any "margin stock" (as defined in Regulation U) or to make any acquisition of any corporation, partnership, limited liability company or other business entity unless, prior to making such acquisition, the Borrower or such Subsidiary shall have obtained written approval from the board of directors or other governing body of such entity.

         6.3 Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders within five (5) days of any Authorized Officer obtaining actual knowledge of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect (it being understood and agreed that the Borrower and its Subsidiaries shall not be required to make separate disclosure under this Section 6.3 of occurrences or developments which have previously been disclosed to the Lenders in any financial statements or other information delivered to the Lenders pursuant to
Section 6.1).

         6.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and, except as otherwise permitted by Section 6.10 or Section 6.11, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.

         6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those (i) where failure to pay such tax, assessment, charge or claim could not reasonably be expected to result in a liability in excess of $10,000,000 or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

         6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain a self-insurance program, and maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, where failure to do so could reasonably be expected to have a Material Adverse Effect.

         6.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property necessary or useful in the conduct of its business in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9 Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property (subject to such physical security requirements as the Borrower or the applicable Subsidiary may reasonably impose), books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary (except to the extent that such access is restricted by law or by a bona fide non-disclosure agreement not entered into primarily for the purpose of evading the requirements of this Section), and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10 Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that, so long as both immediately prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall have occurred and be continuing, then (i) any Subsidiary may merge with the Borrower or a Wholly-Owned Subsidiary, (ii) the Borrower may merge or consolidate with any other Person so long as the Borrower is the surviving entity and (iii) a Subsidiary may merge into any other corporation if after giving effect thereto the survivor is no longer a Subsidiary of the Borrower and the assets of such Subsidiary could have been sold pursuant to the provisions of Section 6.11 if such transaction were treated as a disposition of the assets of such Subsidiary.

         6.11 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

         (i)      Sales of inventory in the ordinary course of business;

         (ii) Leases, sales or other dispositions of Property no longer used or useful in the business of the Borrower or any Subsidiary;

         (iii) Leases, sales or other dispositions of Property the net proceeds of which are invested or re-invested, or held in cash or cash-equivalents for reinvestment in other energy-related assets; or

         (iv) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than Property leased, sold or disposed of pursuant to clauses
                  (i), (ii) and (iii) above) as permitted by this clause during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

provided, however, that a Subsidiary of the Borrower may sell, lease, or transfer all or a substantial part of its assets to the Borrower or a Wholly-Owned Subsidiary and any such sale, lease or transfer shall not be included in determining if the Borrower and/or its Subsidiaries disposed of a Substantial Portion of its Property. Notwithstanding the foregoing, the operating agreement between TRANSLink Transmission Co., LLC and the Borrower shall not be treated as a sale, lease or other disposition of Property for the purposes of this Section 6.11.

         6.12 Debt to Capitalization Ratio. The Borrower will not at any time permit the Debt to Capitalization Ratio to be greater than 0.60 to 1.00.

         6.13 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

         (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

         (e) Liens existing on the date hereof and described in Schedule 6.13.

         (f) Liens upon or in property acquired after the date hereof created solely for the purpose of securing indebtedness incurred to fund the purchase price of such property, provided that (i) such Lien is created not later than the 90th day following the acquisition or completion of construction of such property by the Borrower or its applicable Subsidiary, and (ii) no such Lien extends or shall extend to or cover any property of the Borrower or its Subsidiaries other than the property then being acquired, fixed improvements then or thereafter erected thereon and improvements and modifications thereto necessary to maintain such properties in working order.

         (g) Liens existing on property or assets at the time of acquisition thereof by the Borrower or a Subsidiary, provided that (i) such Liens existed at the time of such acquisition and were not created in anticipation thereof, and
(ii) any such Lien does not encumber any other property or assets (other than additions thereto and property in replacement or substitution thereof).

         (h) Liens existing on property or assets of a Person which becomes a Subsidiary of the Borrower; provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets (other than additions thereto and property in replacement or substitution thereof).

         (i) Liens securing any refinancing of indebtedness secured by the Liens described in paragraphs (e), (f), (g) and (h), so long as the amount of such indebtedness secured by any such Lien does not exceed the amount of such refinanced indebtedness immediately prior to the refinancing and Liens do not extend to assets other than those encumbered prior to such refinancing and improvements and modifications thereto.

         (j) Liens granted by any Subsidiary of the Borrower in favor of the Borrower or any Wholly-Owned Subsidiary of the Borrower.

         (k) Liens arising by reason of any judgment, decree or order of any court or other governmental authority that would not constitute an Event of Default.

         (l) Leases and subleases of Property owned or leased by the Borrower or any Subsidiary not interfering with the ordinary conduct of the business of the Borrower and its Subsidiaries; provided that such leases and subleases comply with Section 6.11.

         (m) Liens arising by virtue of any statutory of common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution.

         (n) Liens securing the Obligations.

         (o) Liens not otherwise described in this Section 6.13, so long as the aggregate amount of indebtedness secured by all such Liens does not at any time exceed 10% of the Tangible Net Worth of the Borrower and its Subsidiaries.

         6.14 Intercompany Transactions. The Borrower will not, and will not permit any Subsidiary to, (a) make any loan or advance to, or any investment in, Xcel Energy Inc. or any Affiliate thereof (other than the Borrower or any Subsidiary thereof); or (b) enter into any other transaction with Xcel Energy Inc. or any Affiliate thereof (other than the Borrower or any Subsidiary thereof) except: (i) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms' length transaction with unrelated third parties; (ii) dividends paid to Xcel Energy, Inc.; (iii) transactions with Affiliates which transactions are subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC"), the SEC or the Public Utilities Commission of the State of New Mexico; (iv) allocation of taxes, tax benefits and tax credits in accordance with the restrictions and requirements of the Public Utility Holding Company Act of 1935, as amended; (v) contributions of capital to its Subsidiaries; and (vi) any investment in TRANSLink Transmission Co., LLC ("TRANSLink") or any operating agreement between TRANSLink and the Borrower or its Subsidiaries, complying with the requirements of FERC Order No. 2000.

         6.15 Off-Balance Sheet Liabilities. The Borrower will not at any time permit the aggregate amount of all Off-Balance Sheet Liabilities (excluding the existing Off-Balance Sheet Liabilities listed on Schedule 6.15) of the Borrower and its Subsidiaries to exceed $150,000,000.

                                  ARTICLE VII.

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2 Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, utilization fee, Letter of Credit Fee or other obligations under any of the Loan Documents within five Business Days after the same becomes due.

         7.3 The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.3, 6.10, 6.11, 6.12, 6.13 or 6.14.

         7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

         7.5 Failure of the Borrower and/or any of its Significant Subsidiaries to pay when due any Indebtedness aggregating in excess of $30,000,000 ("Material Indebtedness"); or the default by the Borrower and/or any of its Significant Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower and/or any of its Significant Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Significant Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6 The Borrower or any of its Significant Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6.

         7.7 Without the application, approval or consent of the Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Significant Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9 The Borrower or any of its Significant Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $30,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10 Any Plan shall have been terminated as a result of which the Borrower or any other member of the Controlled Group has incurred an unfunded liability in excess of $50,000,000; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or PBGC shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and in either case such action could reasonably be expected to result in liability to the Borrower in excess of $50,000,000; or withdrawal liability in excess of $50,000,000 shall have been asserted against the Borrower or any other member of the Controlled Group by a Multiemployer Plan; or the Borrower or any other member of the Controlled Group shall have incurred any joint and several liability to PBGC, the Internal Revenue Service or the Department of Labor, or the Borrower shall have incurred any other liability to PBGC, the Internal Revenue Service or the Department of Labor, in excess of $50,000,000 with respect to any Plan; or any Reportable Event that the Required Lenders may determine in good faith could reasonably be expected to constitute grounds for the termination of any Plan by PBGC, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability with respect to a Multiemployer Plan, and which, in any such case, could reasonably be expected to result in liability to the Borrower or any other member of the Controlled Group in excess of $50,000,000 shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lenders.

         7.11 The Borrower or any of its Significant Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Significant Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.12 The representations and warranties set forth in Section 5.14 ("Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

         7.13 Xcel Energy Inc. or any successor thereto shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

                                  ARTICLE VIII.

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1      Acceleration; Letter of Credit Collection Account.

                  (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuer to issue Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, any Lender or the Issuer and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Letter of Credit Collateral Account, equal to the excess of (x) the amount of LC Obligations at such time over (y) the amount on deposit in the Letter of Credit Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs and is continuing, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuer to issue Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and/or (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent in immediately available funds the Collateral Shortfall Amount, which funds shall be deposited in the Letter of Credit Collateral Account.

                  (ii) If at any time while any Default exists, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent in immediately available funds the Collateral Shortfall Amount, which funds shall be deposited in the Letter of Credit Collateral Account.

                  (iii) The Agent may at any time or from time to time, after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the Issuer under the Loan Documents.

                  (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. If the Borrower has deposited funds as collateral in the Letter of Credit Collateral Account by virtue of the occurrence of a Default and following such deposit such Default ceases to exist and no other Default is continuing, then the Agent shall return to the Borrower any funds then held in the Letter of Credit Collateral Account; provided that the foregoing shall not limit the Borrower's obligation to maintain collateral in the Letter of Credit Collateral Account pursuant to Section 2.20(xi)(ii) on and after the fifth Business Day preceding the Facility Termination Date, whether or not a Default is continuing. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan or the Final Maturity Date, or extend the expiry date of any Letter of Credit to a date which is one year after the Facility Termination Date, forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except as provided in Section 2.11) or any Reimbursement Obligation related thereto.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

         (iv)     Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision to this Agreement relating to the Issuer shall be effective without the written consent of the Issuer. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3 Preservation of Rights. No delay or omission of the Lenders, the Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Lenders and the Issuer until the Obligations have been paid in full.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

         9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Issuer or Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Lenders and the Issuer and supersede all prior agreements and understandings among the Borrower, the Agent, the Lenders and the Issuer relating to the subject matter thereof other than the fee letter described in Section 10.13.

         9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6      Expenses; Indemnification.

                  (i) The Borrower shall reimburse the Agent and the Arrangers for all reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and reasonable time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arrangers, the Lenders and the Issuer for all reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and reasonable time charges of attorneys for the Agent, the Arrangers, the Lenders and the Issuer, which attorneys may be employees of the Agent, the Arrangers, the Lenders or the Issuer) paid or incurred by the Agent, the Arrangers, any Lender or the Issuer in connection with the collection and enforcement of the Loan Documents.

                  (ii) The Borrower hereby further agrees to indemnify the Agent, the Arrangers, each Lender, the Issuer, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent, the Arrangers, any Lender, the Issuer or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP; provided that in the event of any Accounting Practices Change, then the Borrower's compliance with the covenant set forth in Section 6.12 shall be determined on the basis of generally accepted accounting principles in effect immediately before giving effect to the Accounting Practices Change, until such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. The Borrower shall notify the Agent of any Accounting Practices Change promptly upon becoming aware of the same.

         9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, any Arranger, any Lender nor the Issuer shall have any fiduciary responsibilities to the Borrower. Neither the Agent, any Arranger, any Lender nor the Issuer undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, any Arranger, any Lender nor the Issuer shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, any Arranger, any Lender nor the Issuer shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11     Limited Disclosure.

         (a) The Agent and the Lenders shall keep confidential (and cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished by the Borrower and its Subsidiaries to the Agent or the Lenders (the "Disclosed Information"). Notwithstanding the foregoing, the Agent and each Lender may disclose Disclosed Information (i) to the Agent or any other Lender; (ii) to any Affiliate of any Lender in connection with the transactions contemplated hereby, provided that such Affiliate has been informed of the confidential nature of such information;
(iii) to legal counsel, accountants and other professional advisors to the Agent or such Lender; (iv) to any regulatory body having jurisdiction over any Lender or the Agent; (v) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (vi) to the extent such Disclosed Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Borrower or a Subsidiary, or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by the Borrower or a Subsidiary; (vii) to the extent the Borrower or such Subsidiary shall have consented to such disclosure in writing;
(viii) to the extent reasonably deemed necessary by the Agent or any Lender in the enforcement of the remedies of the Agent and the Lenders provided under the Loan Documents; or (ix) in connection with any potential assignment or participation in the interest granted hereunder, provided that any such potential assignee or participant shall have executed a confidentiality agreement imposing on such potential assignee or participant substantially the same obligations as are imposed on the Agent and the Lenders under this Section 9.11(a).

         (b) The provisions of this Section 9.11 supersede any confidentiality obligations of any Lender or the Agent relating to the Commitments or under any agreement between the Borrower and any such party relating thereto. The parties hereto agree that any such confidentiality obligations of any Lender or the Agent shall be deemed void ab initio to the extent the same relate to the Commitments.

         9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

         9.13 Disclosure. Each Lender and the Issuer hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to such Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                   ARTICLE X.

                                    THE AGENT

         10.1 Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, or (f) the financial condition of the Borrower or of any of the Borrower's Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, when expressly required hereunder, all of the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders; provided that the Agent may not be removed unless the Agent (in its individual capacity) and any affiliate thereof acting as Issuer is relieved of all of its duties as Issuer pursuant to documentation reasonably satisfactory to such Person on or prior to the date of such removal. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of any Lender and with the consent of the Borrower, not to be unreasonably withheld or delayed, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13 Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated January 16, 2004, or as otherwise agreed from time to time.

         10.14 Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15 Syndication Agent, Documentation Agents. No Lender identified on the cover page, the signature pages or otherwise in this Agreement, or in any document related hereto, as being the "Syndication Agent" or a "Co-Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity other than those applicable to all Lenders. Each Lender acknowledges that it has not relied, and will not rely, on the Syndication Agent or the Co-Documentation Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

                                   ARTICLE XI.

                            SETOFF; RATABLE PAYMENTS

         11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 and payments made to the Issuer in respect of Reimbursement Obligations so long as the Lenders have not funded their participations therein) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII.

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of
Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person and such payments shall be deemed for all purposes of this Agreement to be payment to such Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2     Participations.

         12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or Reimbursement Obligations or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment (other than pursuant to Section 2.11), extends the Facility Termination Date or the Final Maturity Date, or postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Credit Extension or Commitment.

         12.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each

Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3     Assignments.

         12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

         12.3.2 Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation and warranty by the Purchaser to the effect that none of the funds, monies, assets or other consideration used to make the purchase and assumption of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and the Aggregate Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its

Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII.

                                     NOTICES

         13.1 Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on Schedule 13.1 hereto, (y) in the case of any Lender, at its address or facsimile number set forth on Schedule 13.1 hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, or (ii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV.

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV.

                     CHOICE OF LAW; CONSENT TO JURISDICTION;
                   WAIVER OF JURY TRIAL; MAXIMUM INTEREST RATE

         15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE

WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2 CONSENT TO JURISDICTION. EACH OF THE BORROWER, THE AGENT, THE ISSUER AND THE LENDERS HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH OF THE BORROWER, THE AGENT, THE ISSUER AND THE LENDERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY LENDER OR THE ISSUER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         15.4 Maximum Interest Rate. No provision of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law ("Maximum Rate"). If any interest in excess of the Maximum Rate is provided for or shall be adjudicated to be provided for in the Notes or otherwise in connection with this Agreement, the provisions of this Section 15.4 shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of the interest or any other excess sum paid for the use, forbearance, or detention of sums loaned. In the event the Agent or any Lender ever receives, collects or applies as interest any amount in excess of the Maximum Rate, the amount by which such amount exceeds the Maximum Rate shall be applied as a payment and reduction of the principal of indebtedness evidenced by the Loans, and, if the principal amount of the Loans has been paid in full, any remaining excess shall forthwith be paid to the Borrower.

                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                            SOUTHWESTERN PUBLIC SERVICE COMPANY

                                            By: /s/ Richard C. Kelly
                                               ---------------------------------
                                            Name:  Richard C. Kelly
                                            Title: Vice President

                                            By: /s/ George E. Tyson II
                                               ---------------------------------
                                            Name:  George E. Tyson II
                                            Title: Assistant Treasurer

                                                                Credit Agreement

                                         BANK ONE, NA, individually and as Agent

                                         By: /s/ Jane Bek Keil
                                            ------------------------------------
                                         Name:  Jane Bek Keil
                                         Title: Director

                                                                Credit Agreement

                                       WELLS FARGO BANK, N.A., as Syndication
                                       Agent and as a Lender

                                       By:  /s/  Scott D. Bjelde
                                          --------------------------------------
                                       Name:  Scott D. Bjelde
                                       Title: Vice President & Senior Banker

                                       By: /s/ Jennifer D. Barrett
                                          --------------------------------------
                                       Name:  Jennifer D. Barrett
                                       Title: Vice President & Loan Team Manager

                                                                Credit Agreement

                                         HARRIS NESBITT FINANCING, INC., as a
                                         Lender

                                         By: /s/ James B. Whitmore
                                            ------------------------------------
                                         Name:  James B. Whitmore
                                         Title: Managing Director

                                         BANK OF MONTREAL (D/B/A HARRIS
                                         NESBITT), as Co-Documentation Agent

                                         By: /s/ James B. Whitmore
                                            ------------------------------------
                                         Name:  James B. Whitmore
                                         Title: Managing Director

                                                                Credit Agreement

                                         THE BANK OF NEW YORK, as Co-
                                         Documentation Agent and as a Lender

                                         By: /s/ Cynthia D. Howells
                                            ------------------------------------
                                         Name:  Cynthia D. Howells
                                         Title: Vice President

                                                                Credit Agreement

                                         THE BANK OF TOKYO-MITSUBISHI, LTD.

                                         By: /s/ John M. Mearns
                                            ------------------------------------
                                         Name:  John M. Mearns
                                         Title: VP & Manager

                                                                Credit Agreement

                                         KEYBANK NATIONAL ASSOCIATION

                                         By: /s/ Keven D. Smith
                                            ------------------------------------
                                         Name:  Keven D. Smith
                                         Title: Vice President

                                                                Credit Agreement

                                         UBS LOAN FINANCE LLC

                                         By: /s/ Wilfred V. Saint
                                            ------------------------------------
                                         Name:  Wilfred V. Saint
                                         Title: Associate Director
                                                Banking Products
                                                Services, US

                                         By: /s/ Juan Zuniga
                                            ------------------------------------
                                         Name:  Juan Zuniga
                                         Title: Associate Director
                                                Banking Products
                                                Services, US

                                                                Credit Agreement

                                         AMARILLO NATIONAL BANK

                                         By: /s/ Craig L. Sanders
                                            ------------------------------------
                                         Name:  Craig L. Sanders
                                         Title: Executive Vice President

                                                                Credit Agreement

                                   SCHEDULE I

                                PRICING SCHEDULE

                                                                                                       LEVEL
   APPLICABLE            LEVEL I         LEVEL II        LEVEL III       LEVEL IV       LEVEL V          VI
     MARGIN               STATUS          STATUS           STATUS         STATUS         STATUS        STATUS
     ------               ------          ------           ------         ------         ------        ------
Eurodollar Rate           0.625%          0.750%           0.875%         1.125%         1.250%        2.000%

                                                                                                       LEVEL
                         LEVEL I         LEVEL II        LEVEL III       LEVEL IV       LEVEL V          VI
      FEES                STATUS          STATUS           STATUS         STATUS         STATUS        STATUS
      ----                ------          ------           ------         ------         ------        ------
Commitment Fee
  Rate                    0.085%           0.10%          0.1250%          0.15%          0.20%         0.30%
Letter of Credit
  Fee Rate                0.625%          0.750%           0.875%         1.125%         1.250%        2.000%
Utilization Fee
  Rate                    0.125%          0.125%           0.125%         0.125%          0.25%         0.25%

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is A2 or better or the Borrower's S&P Rating is A or better.

         "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is A3 or better or the Borrower's S&P Rating is A- or better.

         "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status; and (ii) the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.

         "Level IV Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status; and
(ii) the Borrower's Moody's Rating is Baa2 or better and the Borrower's S&P Rating is BBB or better.

         "Level V Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status; and (ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

         "Level VI Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

                                   Schedule I-1

         "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

         The Applicable Margin, the Commitment Fee Rate, the Utilization Fee Rate and the Letter of Credit Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level VI Status shall exist.

         If the Borrower is split-rated and the ratings differential is one level, the higher rating will apply. If the Borrower is split-rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the two intermediate ratings will apply.

                                  Schedule I-2

                                   SCHEDULE II

                               COMMITMENT SCHEDULE

                                                              Allocation
                                                              ----------
Bank One, NA                                                $ 18,750,000
Wells Fargo Bank, N.A.                                        18,750,000
Harris Nesbitt Financing, Inc.                                18,500,000
The Bank of New York                                          18,500,000
The Bank of Tokyo-Mitsubishi, Ltd.                            13,500,000
KeyBank National Association                                  13,500,000
UBS Loan Finance LLC                                          13,500,000
Amarillo National Bank                                        10,000,000
                                                            ============
TOTAL                                                       $125,000,000

                                     Schedule II-1

                                  SCHEDULE 5.7

                       LITIGATION; CONTINGENT LIABILITIES

         On July 24, 1995, Lamb County Electric Cooperative, Inc. ("LCEC") petitioned the Public Utility Commission of Texas ("PUCT") for a cease and desist order against the Borrower. LCEC alleged that the Borrower had been unlawfully providing service to oil field customers and their facilities in LCEC's singly certificated area. A trial on the merits was held in October 2002, and on May 23, 2003, the PUCT issued an order denying LCEC's petition for cease and desist order against the Borrower. The basis of the decision was the determination that the Borrower was granted a certificate of convenience and necessity in 1976 to serve the disputed customers. LCEC has filed an appeal of the decision with the District Court in Travis County, Texas. The appeal is expected to include a substantial evidence review of the record evidence introduced at the PUCT proceeding. The Texas Attorney General has responded to the appeal on behalf of the PUCT and the Borrower, Texaco Exploration and Production Inc. and Apache Corporation have intervened in the proceeding in support of the PUCT's decision. A hearing on the appeal is scheduled for April 9, 2004.

         On October 18, 1996, LCEC filed a suit for damages against the Borrower in the District Court in Lamb County, Texas, based the same facts as alleged in its petition for a cease and desist order at the PUCT. This suit has been dormant since it was filed, awaiting a final determination at the PUCT of the legality of the Borrower providing electric service to the disputed customers. The PUCT order of May 23, 2003 found that the Borrower was legally serving the disputed customers thus collaterally determining the issue of liability contrary to LCEC's position in the suit. An adverse ruling on the appeal of the May 23, 2003 PUCT order could reverse the PUCT's determination that the Borrower's service to the disputed customers was legal. A decision adverse to the Borrower in this case could be material.

                                    Schedule
                                     5.7-1

                                  SCHEDULE 5.15

                              ENVIRONMENTAL MATTERS

                                      None

                                    Schedule
                                     5.15-1

                                  SCHEDULE 6.13

                                 EXISTING LIENS

         1. Liens in connection with the $25,000,000 aggregate principal amount of Red River Authority of Texas Adjustable Rate Tender Securities (Pollution Control Revenue Refunding Bonds, Southwestern Public Service Company Project), Series 1996

         2. Liens in connection with the $57,300,000 aggregate principal amount of Potter County Development Corporation Pollution Control Revenue Refunding Bonds (Southwestern Public Service Company Project), Series 1996

         3. Liens in connection with the $44,500,000 aggregate principal amount of Red River Authority of Texas Adjustable Rate Tender Securities (Pollution Control Revenue Refunding Bonds, Southwestern Public Service Company Project), Series 1991

         4. Liens in connection with financing in the amount of $17,700,000 relating to construction of electric bulk power transmission system, including approximately 284 miles of transmission lines and rights under related construction contracts, transmission agreement and power sales agreement

                                    Schedule
                                     6.13-1

                                  SCHEDULE 6.15

                          OFF BALANCE SHEET LIABILITIES

         Existing Synthetic Lease with an unamortized balance of $12,903,657 as of December 31, 2003.

                                    Schedule
                                     6.15-1

                                  SCHEDULE 13.1

                                     NOTICES

--------------------------------------------------------------------------------
SOUTHWESTERN PUBLIC SERVICE COMPANY          BANK ONE, NA
800 Nicollet Mall, Suite 2900                1 Bank One Plaza; IL1-0367
Minneapolis, MN 55402                        Chicago, Illinois  60670
Attention: Mary Schell                       Attention: Jane Bek Keil
Telephone: (612) 215-5362                    Telephone: (312) 325-3026
Fax: (612) 215-5370                          Fax: (312) 325-3020
--------------------------------------------------------------------------------
WELLS FARGO, N.A.                            HARRIS NESBITT FINANCING, INC.
6th & Marquette Avenue                       700 Louisiana Street; Suite 4400
Minneapolis, MN 55479                        Houston, TX 77002
MAC N9305-031                                Attention: Cahal Carmody
Attention: Scott Bjelde                      Telephone: (713) 546-9750
Telephone: (612) 667-6126
--------------------------------------------------------------------------------
THE BANK OF NEW YORK                         THE BANK OF TOKYO MITSUBISHI, LTD.
1 Wall Street, 19th Floor                    2001 Ross Avenue, LB 118
New York, NY 10286                           Dallas, TX  75201
Attention: Cynthia Howells                   Attention: John M. Mearns
Telephone: (212) 635-7889                    Telephone: (214) 954-1200 ext 104
Fax: (212) 635-7923
--------------------------------------------------------------------------------
UBS LOAN FINANCE LLC                         KEYBANK NATIONAL ASSOCIATION
677 Washington Boulevard                     601 108th Avenue Northeast
Stamford CT 06901                            Bellevue, WA 98009-9027
Attention: Marie Haddad                      Attention: Keven Smith
Telephone: (213) 719-5609                    Telephone: (425) 709-4579
--------------------------------------------------------------------------------
AMARILLO NATIONAL BANK
401 South Taylor Street
Amarillo, TX  79105
Attention: Craig Sanders
Telephone: (806) 378-8244
Fax: (806) 345-1663
--------------------------------------------------------------------------------

                                    Schedule
                                     13.1-1

                                   EXHIBIT A-1

                           FORM OF NEW MEXICO OPINION

                                February 17, 2004

To: The Agent and the Lenders who are parties to the Credit Agreement described below.

Re: Southwestern Public Service Company

Ladies and Gentlemen:

         We have acted as counsel for Southwestern Public Service Company (the "Borrower") and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of February 17, 2004 (the "Agreement"), among the Borrower, the Lenders named therein, Bank One, NA, as Agent, Wells Fargo Bank, N.A., as Syndication Agent, Bank of Montreal (d/b/a Harris Nesbitt) and The Bank of New York, as Co-Documentation Agents and Bank One Capital Markets, Inc. and Wells Fargo Bank, N.A., as Co-Lead Arrangers and Book Runners, providing for Credit Extensions in an aggregate principal amount not exceeding $125,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

         We are not general counsel to the Borrower, and our representation consists of advising the Borrower on corporate matters as to which we have been specifically consulted. In connection with this opinion, we have examined the originals or photocopies of the Agreement, the Notes executed and to be executed by the Borrower, and such corporate records, agreements and instruments of the Borrower, certificates of public officials and of officers of the Borrower, such other documents and records, and such matters of law, as we have deemed necessary or appropriate for purposes of the opinions rendered below. In such examination, we have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all documents submitted to us as copies and the authenticity of the originals of such latter documents. In addition, where relevant facts were not independently established, we have relied as to matters of fact (but not conclusions of law) upon the aforesaid agreements, corporate records, instruments, documents and certificates, discussions with officers and representatives of the Borrower, the representations and warranties of the Borrower contained in the Agreement and the certificates of officers of the Borrower being delivered to you in connection with the Agreement. In rendering this opinion, we have also assumed that the Agreement has been duly authorized, executed and delivered by, and is the legal, valid and binding agreement of, and is enforceable against, the Lenders.

         Based on the foregoing examination, and subject to the limitations and qualifications set forth in this letter, we are of the opinion that:

                                  Exhibit A-1-
                                       1

         1. The Borrower is a corporation, duly and properly incorporated, validly existing, and in good standing under the laws of New Mexico and has all requisite authority to conduct its business in each jurisdiction in which qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

         2. The execution and delivery by the Borrower of the Loan Documents and the performance by the Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and will not:

                  (a)      require any consent of the Borrower's shareholders;

                  (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or (ii) the Borrower's restated articles of incorporation, or bylaws, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

                  (c) result in, or require, the creation or imposition of any Lien in, of, or on the Property of the Borrower pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower.

         3. The Loan Documents have been duly executed and delivered by the Borrower.

         4. Except as set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Borrower's Quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, and in Schedule 5.7 to the Agreement, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof which has not been obtained by the Borrower is required to be obtained by the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         This opinion is subject to and qualified in all respects by the following:

         1. This opinion is limited to federal law and the laws of New Mexico as in effect on the date hereof, and we disclaim any responsibility to inform you of any changes after the date hereof. We express no opinion as to (a) any matter that may be governed by the laws of any other jurisdiction; (b) state and federal securities, tax, and ERISA laws, rules, and regulations; or

                                  Exhibit A-1-
                                        2

(c) potential liability imposed by any of the foregoing laws with respect to the transactions contemplated by the Agreement.

         2. We express no opinion not expressly stated herein, and no further or other opinion shall be implied.

         This opinion is being delivered solely in connection with the closing under the Agreement that is being consummated on the date hereof. The opinions expressed herein are based upon the laws mentioned above in effect on the date hereof, and we assume no obligation to revise or supplement this letter to take into account any event, action, interpretation, change of circumstance, change of law or other matters coming to our attention after the date hereof.

         This opinion may be relied upon by the Agent, the Lenders, and their participants, assignees and other transferees.

                                                     Very truly yours,

                                  Exhibit A-1-
                                        3

                                   EXHIBIT A-2

                            FORM OF ILLINOIS OPINION

                                February 17, 2004

The Persons identified
on Schedule I hereto

Ladies and Gentlemen:

         We have acted as special Illinois counsel for Southwestern Public Service Company, a New Mexico corporation (the "Borrower"), in connection with the Credit Agreement dated as of February 17, 2004 (the "Credit Agreement") by and between the Borrower, Bank One, N.A., as Administrative Agent (in such capacity, the "Agent") and the financial institutions party thereto (the "Banks"). This opinion is delivered to you pursuant to Section 4.1(vi) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

         In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. We have examined, among other documents, (i) a copy of the Credit Agreement and (ii) the form of Note attached as Exhibit B to the Credit Agreement (the "Note"). The Credit Agreement and the Notes issued thereunder are referred to herein collectively as the "Documents". In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Borrower and others and assume compliance on the part of the Borrower and each other party to the Documents with their covenants and agreements contained therein. With respect to the opinion expressed in paragraphs (a) and (b) below, our opinions are limited
(x) to our actual knowledge of the specially regulated business activities and properties of the Borrower, based upon review of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, as filed by the Borrower with the Securities and Exchange Commission, but without any additional investigation or verification on our part, and

                                  Exhibit A-2-
                                        1

(y) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         (a) The Credit Agreement constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. Upon execution and delivery of the Notes by the Borrower, each such Note will constitute a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         (b) Based upon the assumptions set forth in paragraph (c) below, the execution and delivery of the Documents by the Borrower and the performance by the Borrower of its obligations thereunder do not violate any present law, or present regulation of any governmental agency or authority, of the United States of America applicable to the Borrower or its property.

         (c) Assuming that the execution and delivery of, and performance of its obligations under, the Credit Agreement and the Notes have been duly authorized and approved by an order of the New Mexico Public Regulation Commission and such order is in full force and effect on the date hereof, no approval, authorization, consent or order of any public board or body under the laws of the United States of America is legally required in connection with the execution, delivery and performance by the Borrower of the Documents.

         (d) The Borrower is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (e) The Borrower (i) is a "public utility" and a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act").

         The opinions set forth above are subject to the following qualifications:

         1. Our opinions in paragraph (a) above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

         2. We express no opinion as to the enforceability of any provision in the Credit Agreement or the Notes:

                                  Exhibit A-2-
                                        2

                  (i) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

                  (ii) providing that any person or entity may exercise set-off rights other than in accordance with and pursuant to applicable law;

                  (iii) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of Illinois;

                  (iv)     waiving any rights to trial by jury;

                  (v) purporting to confer, or constituting an agreement with respect to, subject matter jurisdiction of United States Federal courts to adjudicate any matter;

                  (vi) purporting to create a trust or other fiduciary relationship;

                  (vii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Documents; or

                  (viii) giving any person or entity the power to accelerate obligations without any notice to the Borrower.

         3. Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

                  (i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

                  (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

         4. We express no opinion as to the creation, validity, enforceability, perfection or priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Documents.

         5. We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by the Borrower under the Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as,

                                  Exhibit A-2-
                                        3
a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions).

         6. To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Documents (other than the Borrower) have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

         7. For purposes of our opinions above, we have assumed that (i) the Borrower is a corporation validly existing and in good standing in its jurisdiction of organization, (ii) the Borrower has all requisite power and authority, and has obtained all requisite corporate, shareholder, board, and third party authorizations, consents and approvals, (iii) except to the extent of our opinion in paragraph (c) above, the Borrower has obtained all requisite governmental authorizations, consents and approvals, and made all requisite filings and registrations, necessary to execute, deliver and perform the Documents, (iv) except to the extent of our opinion in paragraph (b) above, the execution, delivery and performance of the Documents by the Borrower will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Borrower or its properties, and (v) the Documents to which the Borrower is a party have been duly executed and delivered by it.

         8. We express no opinion herein with respect to any law, rule or regulation as to tax or securities matters or as to any matters relating to ERISA.

         The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of Illinois.

         We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

         The opinions expressed herein are solely for the benefit of the addressees hereof in connection with the transaction referred to herein and may not be relied on by such addressees for any other purpose or in any manner or for any purpose by any other person or entity; provided, however, that this opinion may be relied upon by any Purchaser which becomes a "Lender" under the Credit Agreement pursuant to the provisions of Section 12.3 of the Credit Agreement to the extent that the addressees hereto may rely on it. This opinion speaks only as of the date hereof and to its addressees and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

                                                              Very truly yours,

                                  Exhibit A-2-
                                        4

                                   SCHEDULE I

Bank One, NA
Wells Fargo Bank, National Association
Harris Nesbitt Financing, Inc.
The Bank of New York
The Bank of Tokyo-Mitsubishi, Ltd.
KeyBank National Association
UBS Loan Finance LLC
Amarillo National Bank

                                  Exhibit A-2-
                                        5

                                    EXHIBIT B

                          FORM OF ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between _______________________________ (the "Assignor") and _________________________
(the "Assignee") is dated as of ___________________, 20___. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the Assignor notifies the Agent that payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

                                   Exhibit B-1

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7.       REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee
(i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms, represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's nonperformance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

                                   Exhibit B-2

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   Exhibit B-3

                                   SCHEDULE 1
                             to Assignment Agreement

1.       Description and Date of Credit Agreement:

         Credit Agreement dated as of February 17, 2004 among Southwestern
                Public Service Company, the lenders named therein including the Assignor, Wells Fargo Bank, N.A., individually and as Syndication Agent, Bank of Montreal (d/b/a Harris Nesbitt) and The Bank of New York, individually and as Co-Documentation Agents and Bank One, NA individually and as Agent for such lenders, as it may be amended from time to time.

2.       Date of Assignment Agreement: _________, 20

3.       Amounts (As of Date of Item 2 above):

a.   Assignee's percentage
     of Aggregate Commitment
     (Advances) purchased
     under the Assignment
     Agreement**                               ____%

b.   Amount of
     Assignor's Commitment
     purchased under the Assignment
     Agreement**                              $____

4.       Assignee's Commitment (or Loans
         with respect to terminated
         Commitments) purchased
         hereunder:                                         $__________________

5.       Proposed Effective Date:                            ___________________

6.       Non-standard Recordation Fee
         Arrangement

                                               N/A***
                                               [Assignor/Assignee
                                               to pay 100% of fee]
                                               [Fee waived by Agent]

                                   Exhibit B-4

Accepted and Agreed:

[NAME OF ASSIGNOR]                      [NAME OF ASSIGNEE]

By:___________________________          By:_________________________________

Title_________________________          Title:______________________________


                                   Exhibit B-5

ACCEPTED AND CONSENTED TO****BY         ACCEPTED AND CONSENTED
                                        TO BY
SOUTHWESTERN PUBLIC                     BANK ONE, NA, as Agent
SERVICE COMPANY

By:___________________________          By:_________________________________

Title_________________________          Title:______________________________

________________________________________________________________________________

**       Percentage taken to 10 decimal places

***      If fee is split 50-50, pick N/A as option

****     Delete if not required by Credit Agreement

                                   Exhibit B-6

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

                  Attach Assignor's Administrative Information
                   Sheet, which must include notice addresses
                        for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:

Name:____________________________          Telephone No.:_______________________

Fax No.:________________________           Telex No.:___________________________

                                           Answerback:__________________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:             __________________________________

Account Name & Number for Wire Transfer:      __________________________________
                                              __________________________________

Other Instructions:_____________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR:__________________________________

                              ASSIGNEE INFORMATION

CREDIT CONTACT:

Name:____________________________          Telephone No.:_______________________

Fax No.:________________________           Telex No.:___________________________

                                           Answerback:__________________________

                                  Exhibit B-7

KEY OPERATIONS CONTACTS:

Booking Installation:                    Booking Installation:

Name:                                    Name:

Telephone No.:                           Telephone No.:

Fax No.:                                 Fax No.:

Telex No.:                               Telex No.:

Answerback:                              Answerback:

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:

Account Name & Number for Wire Transfer:

Other Instructions:

ADDRESS FOR NOTICES FOR ASSIGNEE:

                                   Exhibit B-8

         BANK ONE INFORMATION

         Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                       SUBSEQUENT OPERATIONS CONTACT:

Name:                                          Name:

Telephone No.: (312)                           Telephone No.: (312)

Fax No.: (312)                                 Fax No.: (312)

                                        Bank One Telex No.:  190201  (Answerback: FNBC UT)
INITIAL FUNDING STANDARDS:

Libor Fund 2 days after rates are set.

BANK ONE WIRE INSTRUCTIONS:             Bank One, NA, ABA # 071000013
                                        LS2 Incoming Account # 481152860000
                                        Ref:________________

ADDRESS FOR NOTICES FOR BANK ONE:       1 Bank One Plaza, Chicago, IL  60670
                                        Attn: Agency Compliance Division, Suite IL1-0353
                                        Fax No. (312) 732-2038 or (312) 732-4339

                                   Exhibit B-9

                                    EXHIBIT C

             FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

         To Bank One, NA,
         as Agent (the "Agent") under the Credit Agreement
         Described Below.

         Re: Credit Agreement, dated as of February 17, 2004 (as the same may be amended or modified, the "Credit Agreement"), among Southwestern Public Service Company (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Credit Extensions or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

         Facility Identification Number(s)______________________________________

         Customer/Account Name: Southwestern Public Service Company

         Transfer Funds To______________________________________________________

         For Account No.________________________________________________________

         Reference/Attention To_________________________________________________

         Authorized Officer (Customer Representative)   Date_______________

         _____________________________________          ________________________
         (Please Print)                                 Signature

         Bank Officer Name                              Date____________________

         _____________________________________          ________________________
         (Please Print)                                 Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   Exhibit C-1

                                    EXHIBIT D

                                  FORM OF NOTE

                                                                          [Date]

                  Southwestern Public Service Company, a New Mexico corporation (the "Borrower"), promises to pay to the order of ______________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Final Maturity Date.

                  The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

                  This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of February 17, 2004 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, Wells Fargo Bank, N.A., as Syndication Agent, Bank of Montreal (d/b/a Harris Nesbitt) and The Bank of New York, as Co-Documentation Agents and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                  Notwithstanding anything to the contrary in this Note, no provision of this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law ("Maximum Rate"). If any interest in excess of the Maximum Rate is provided for or shall be adjudicated to be so provided, in this Note or otherwise in connection with the loan transaction, the provisions of this paragraph shall govern and prevail, and neither the Borrower nor the sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess of the interest or any other excess sum paid for the use, forbearance, or detention of sums loaned. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, the excess shall be applied a payment and reduction of the principal of indebtedness evidenced by this Note, and, if the principal amount has been paid in full, any remaining excess shall forthwith be paid to the Borrower.

                                   Exhibit D-1

                  This Note shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to Federal laws applicable to national banks.

                                        SOUTHWESTERN PUBLIC SERVICE COMPANY

                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                                   Exhibit D-2

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                   NOTE OF SOUTHWESTERN PUBLIC SERVICE COMPANY
                              DATED _____________,

                               Principal               Maturity               Principal
         Date               Amount of Loan        of Interest Period         Amount Paid         Unpaid Balance
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

                                   Exhibit D-3

                                    EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                        _________________________, 20___

Bank One, NA, as Agent under the
Credit Agreement referred to below

Ladies/Gentlemen:

         Please refer to the Credit Agreement dated as of February 17, 2004 among Southwestern Public Service Company (the "Borrower"), various financial institutions, Wells Fargo Bank, N.A., as Syndication Agent, Bank of Montreal (d/b/a Harris Nesbitt) and The Bank of New York, as Co-Documentation Agents and Bank One, NA, as Agent (as amended, modified, extended or restated from time to time, the "Credit Agreement"). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

         The Borrower certifies to you that (a) set forth on the Annex hereto is a correct calculation of the financial covenant set forth in Section 6.12 of the Credit Agreement as of _______________; and (b) no Default or Unmatured Default exists as of the date of this Certificate[, except as specified in reasonable detail below:]

                                        Very truly yours,

                                        SOUTHWESTERN PUBLIC SERVICE COMPANY

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________

                                   Exhibit E-1

                         ANNEX TO COMPLIANCE CERTIFICATE

Debt to Capitalization Ratio (Section 6.12)

1.  Indebtedness
     (a) Long-term debt (including current maturities)        $_________________
     (b) Commercial paper & other short term debt             $_________________
     (c) Letters of credit                                    $_________________
     (d) Net liabilities under swaps, etc.                    $_________________
     (e) Capitalized Lease Obligations                        $_________________
     (f) Off-Balance Sheet Liabilities                        $_________________
     (g) Contingent Obligations                               $_________________
     (h) Total Debt (sum of (a) through (g))                  $_________________

2.  Capitalization
     (a) Total Common Stock                                   $_________________
     (b) Total Retained Earnings                              $_________________
     (c) Total Debt (from 1(h) above)                         $_________________
     (d) Capitalization (sum of (a) through (c))                                    $_________________

3.   Debt to Capitalization Ratio (1(h) to 2(d))                                    _____ to 1.
         (not to be greater than 0.60 to 1.0)

                                   Exhibit E-2

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE I.            DEFINITIONS...............................................................................    1

ARTICLE II.           THE CREDITS...............................................................................   11

         2.1      Commitment....................................................................................   11

         2.2      Required Payments; Maturity...................................................................   11

         2.3      Ratable Loans.................................................................................   11

         2.4      Types of Advances.............................................................................   12

         2.5      Commitment Fee; Utilization Fee; Reduction of Aggregate Commitment; Up-Front Fees.............   12

         2.6      Minimum Amount of Each Advance................................................................   12

         2.7      Optional Principal Payments...................................................................   12

         2.8      Method of Selecting Types and Interest Periods for New Advances...............................   13

         2.9      Conversion and Continuation of Outstanding Advances...........................................   13

         2.10     Changes in Interest Rate, etc.................................................................   13

         2.11     Rates Applicable After Default................................................................   14

         2.12     Method of Payment.............................................................................   14

         2.13     Noteless Agreement; Evidence of Indebtedness..................................................   14

         2.14     Telephonic Notices............................................................................   15

         2.15     Interest Payment Dates; Interest and Fee Basis................................................   15

         2.16     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...............   16

         2.17     Lending Installations.........................................................................   16

         2.18     Non-Receipt of Funds by the Agent.............................................................   16

         2.19     Replacement of Lender.........................................................................   16

         2.20     Letters of Credit.............................................................................   17

ARTICLE III.          YIELD PROTECTION; TAXES...................................................................   21

         3.1      Yield Protection..............................................................................   21

         3.2      Changes in Capital Adequacy Regulations.......................................................   22

         3.3      Availability of Types of Advances.............................................................   23

         3.4      Funding Indemnification.......................................................................   23

         3.5      Taxes.........................................................................................   23

         3.6      Alternate Lending Installation; Lender Statements; Survival of Indemnity......................   25

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
         3.7      ERISA Representations.........................................................................   25

ARTICLE IV.           CONDITIONS PRECEDENT......................................................................   26

         4.1      Initial Credit Extension......................................................................   26

         4.2      Each Credit Extension.........................................................................   27

ARTICLE V.            REPRESENTATIONS AND WARRANTIES............................................................   27

         5.1      Existence and Standing........................................................................   27

         5.2      Authorization and Validity....................................................................   27

         5.3      No Conflict; Government Consent...............................................................   27

         5.4      Financial Statements..........................................................................   28

         5.5      Material Adverse Change.......................................................................   28

         5.6      Taxes.........................................................................................   28

         5.7      Litigation and Contingent Obligations.........................................................   28

         5.8      Subsidiaries..................................................................................   29

         5.9      ERISA.........................................................................................   29

         5.10     Accuracy of Information.......................................................................   29

         5.11     Regulation U..................................................................................   29

         5.12     Material Agreements...........................................................................   29

         5.13     Compliance With Laws..........................................................................   29

         5.14     Plan Assets; Prohibited Transactions..........................................................   29

         5.15     Environmental Matters.........................................................................   30

         5.16     Investment Company Act........................................................................   30

         5.17     Public Utility Holding Company Act............................................................   30

         5.18     Insurance.....................................................................................   30

ARTICLE VI.           COVENANTS.................................................................................   30

         6.1      Financial Reporting...........................................................................   30

         6.2      Use of Proceeds...............................................................................   31

         6.3      Notice of Default.............................................................................   32

         6.4      Conduct of Business...........................................................................   32

         6.5      Taxes.........................................................................................   32

         6.6      Insurance.....................................................................................   32

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  PAGE
         6.7      Compliance with Laws..........................................................................   32

         6.8      Maintenance of Properties.....................................................................   32

         6.9      Inspection....................................................................................   33

         6.10     Merger........................................................................................   33

         6.11     Sale of Assets................................................................................   33

         6.12     Debt to Capitalization Ratio..................................................................   34

         6.13     Liens.........................................................................................   34

         6.14     Intercompany Transactions.....................................................................   35

         6.15     Off-Balance Sheet Liabilities.................................................................   35

ARTICLE VII.          DEFAULTS..................................................................................   36

ARTICLE VIII.         ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................................   38

         8.1      Acceleration; Letter of Credit Collection Account.............................................   38

         8.2      Amendments....................................................................................   39

         8.3      Preservation of Rights........................................................................   40

ARTICLE IX.           GENERAL PROVISIONS........................................................................   40

         9.1      Survival of Representations...................................................................   40

         9.2      Governmental Regulation.......................................................................   40

         9.3      Headings......................................................................................   40

         9.4      Entire Agreement..............................................................................   40

         9.5      Several Obligations; Benefits of this Agreement...............................................   40

         9.6      Expenses; Indemnification.....................................................................   41

         9.7      Numbers of Documents..........................................................................   41

         9.8      Accounting....................................................................................   41

         9.9      Severability of Provisions....................................................................   42

         9.10     Nonliability of Lenders.......................................................................   42

         9.11     Limited Disclosure............................................................................   42

         9.12     Nonreliance...................................................................................   43

         9.13     Disclosure....................................................................................   43

ARTICLE X.            THE AGENT.................................................................................   43

         10.1     Appointment; Nature of Relationship...........................................................   43

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  PAGE
         10.2     Powers........................................................................................   43

         10.3     General Immunity..............................................................................   44

         10.4     No Responsibility for Loans, Recitals, etc....................................................   44

         10.5     Action on Instructions of Lenders.............................................................   44

         10.6     Employment of Agents and Counsel..............................................................   44

         10.7     Reliance on Documents; Counsel................................................................   44

         10.8     Agent's Reimbursement and Indemnification.....................................................   45

         10.9     Notice of Default.............................................................................   45

         10.10    Rights as a Lender............................................................................   45

         10.11    Lender Credit Decision........................................................................   45

         10.12    Successor Agent...............................................................................   46

         10.13    Agent's Fee...................................................................................   46

         10.14    Delegation to Affiliates......................................................................   46

         10.15    Syndication Agent, Documentation Agents.......................................................   47

ARTICLE XI.           SETOFF; RATABLE PAYMENTS..................................................................   47

         11.1     Setoff........................................................................................   47

         11.2     Ratable Payments..............................................................................   47

ARTICLE XII.          BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........................................   47

         12.1     Successors and Assigns........................................................................   47

         12.2     Participations................................................................................   48

                  12.2.1   Permitted Participants; Effect.......................................................   48

                  12.2.2   Voting Rights........................................................................   48

                  12.2.3   Benefit of Setoff....................................................................   48

         12.3     Assignments...................................................................................   49

                  12.3.1   Permitted Assignments................................................................   49

                  12.3.2   Effect; Effective Date...............................................................   49

         12.4     Dissemination of Information..................................................................   49

         12.5     Tax Treatment.................................................................................   50

ARTICLE XIII.         NOTICES...................................................................................   50

         13.1     Notices.......................................................................................   50

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  PAGE
         13.2     Change of Address.............................................................................   50

ARTICLE XIV.          COUNTERPARTS..............................................................................   50

ARTICLE XV.           CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; MAXIMUM INTEREST RATE.......   50

         15.1     CHOICE OF LAW.................................................................................   50

         15.2     CONSENT TO JURISDICTION.......................................................................   51

         15.3     WAIVER OF JURY TRIAL..........................................................................   51

         15.4     Maximum Interest Rate.........................................................................   51

SCHEDULES

         I        Pricing Schedule
         II       Commitments
         5.7      Litigation and Contingent Liabilities
         5.15     Environmental Matters
         6.13     Existing Liens
         6.15     Off-Balance Sheet Liabilities
         13.1     Notices

EXHIBITS

         A-1      Form of Opinion of Counsel to the Borrower (New Mexico)
         A-2      Form of Opinion of Counsel to the Borrower (Illinois)
         B        Form of Assignment Agreement
         C        Form of Money Transfer Instructions
         D        Form of Note
         E        Form of Compliance Certificate